[  ]         Employee’s Copy
[  ]       Company’s Copy

Manugistics Group, Inc.
Employment Agreement

To Joseph L. Cowan:

     This Agreement establishes the terms of your employment with Manugistics Group, Inc., a Delaware corporation (the “Company”) and is contingent upon the approval of this Agreement by the Company’s Board of Directors (the “Board”).

Employment and Duties; Board Service	You and the Company agree to your employment as Chief Executive Officer on the terms contained below. You will also be appointed to the Board. As Chief Executive Officer, you will report directly to the Board. In such capacity, you will have full strategic planning and profit and loss responsibility for the Company’s world-wide operations. You agree to perform whatever duties the Board may assign you from time to time that are reasonably consistent with your position. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Board otherwise agrees from time to time). You agree to comply with the noncompetition, secrecy, and other provisions of the Company’s Terms and Conditions of Employment (the “Terms and Conditions”) and of Exhibit A.

Term of Employment	Your employment under this Agreement begins as of July 22, 2004 (the “Effective Date”). Unless sooner terminated or later extended under this Agreement, your employment ends at 6:00 p.m. Eastern Time on July 31, 2006 (the “Initial Term”). Unless, at least 90 days before the Initial Term (including any extensions) would otherwise expire (an “Expiration Date”), either you or the Company has notified the other of an intent to terminate this Agreement as of the next Expiration Date, the Term will automatically extend to each succeeding July 31 following such Expiration Date.

The period running from the Effective Date to the end of your employment under this Agreement is the “Term.”

Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with

Exhibit A or the Company’s obligation, if any, to make payments under the Payments on Termination and Severance provisions as specified below. If the Company continues to employ you after the Term (such as after a notice of nonrenewal), you will continue to be employed thereafter as an at-will employee.
Compensation

Salary	The Company will pay you a monthly salary beginning on the Effective Date at the rate of not less than $33,333.33 in accordance with the Company’s generally applicable payroll practices, which is equivalent on an annualized basis to $400,000 (the “Salary”).

Equity Award	Upon approval of the Company’s Compensation Committee, the Company will issue you a nonqualified stock option for one million shares of the Company common stock at an exercise price as determined under the Amended and Restated 1998 Stock Option Plan of the Company (the “1998 Plan”). The option will be subject to the terms and conditions of the 1998 Plan, but with immediate vesting of the first 250,000 shares and with the remainder vesting ratably on a monthly basis over five years (beginning with 1/60th on July 31, 2004) assuming continued employment (or as provided below under Severance or Expiration). The Company will also seek the Compensation Committee’s approval to make an option grant to you on the first business day of 2005 for one million shares, assuming you remain employed on that date, with pricing and other terms set under the 1998 Plan and with vesting over five years but with credit for service as though you had received this option at the Effective Date. The two options collectively are the “Initial Options. In addition, the Company will seek the Compensation Committee’s approval to make a grant for 200,000 shares of restricted stock under the 1998 Plan as soon as practicable after the Effective Date and an additional grant for 133,000 shares under the 1998 Plan on the first business day of 2005, assuming you remained employed on that date. These restricted stock grants (the “Initial Grants”) will vest in full on January 1, 2006 if you remain employed on that date. If you cease employment for before that date, you will then forfeit the Initial Grants, except as provided in the next paragraph or under Severance.

If there is a “Change in Control” (as defined in Exhibit B) and, within six months following such Change in Control, the Company terminates your employment without Cause or you resign for Good Reason, any unvested portions of the Initial Grants and Initial Options you have received will immediately vest.

Bonus	The Board or its Compensation Committee will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary.

Employee Benefits	While the Company employs you under this Agreement, the Company will provide you with the same benefits as the Company makes generally available from time to time to the Company’s senior executives, as those benefits are amended or terminated from time to time. Your participation in the Company’s benefit plans will be subject to the terms of the applicable plan documents and the Company’s generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

Fringe Benefits	The Company will also provide you with or, at your election, reimburse you for, the following:

A monthly car allowance of $1,350,

Reimbursement for premiums for a renewable term life insurance coverage of up to $1 million that you obtain and maintain, in favor of the beneficiary or beneficiaries of your choice,

An executive-level apartment until the earlier of the date you purchase a residence within commuting distance of the Company or the first anniversary of the Effective Date,

An annual physical examination,

The initial membership and regular annual fees for you to become and remain a member of one private health club you select, subject to an annual maximum of $3,000, except as the Board’s Compensation Committee otherwise agrees, and

If a Change in Control occurs while you are employed, up to $25,000 to a financial or tax adviser you select to provide advice regarding the effects of such a change on your personal financial situation.

The Company will also pay for or reimburse up to $5,000 in legal fees for the review of this Agreement in connection with its execution.

Vacation	The Company will provide you with four weeks’ vacation per calendar year, with pay, accruing ratably over the year.

Place of Employment	Your principal place of employment will be at Rockville, Maryland or such other main offices as the Company may establish from time to time and to which it assigns you. You understand and agree that your employment will require travel from time to time.

Expenses	The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur in performing your duties for the Company under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Company.

No Other Employment	While the Company employs you, you agree that you will not, without the Board’s prior written consent, directly or indirectly, provide services for which you receive compensation to any other person or organization, nor will you otherwise engage in activities that would conflict or interfere with your faithful performance of your duties as an employee of the Company. (This prohibition excludes any work performed at the Company’s direction.) You may manage your personal investments, as long as the management takes only minimal amounts of time, and you may serve on one or more boards of directors of unrelated companies and provide intermittent consulting services, with the board positions and consulting services subject to the advance written consent of the Board, so long as the exceptions in this sentence are consistent with the provisions of the No Conflicts of Interest Section, the No Competition Section in Exhibit A and of the Terms and Conditions, and is otherwise consistent with the policies and practices of the Company. You agree that you have disclosed in writing to the Board the boards of directors’ positions you hold and any consulting services you are providing or have agreed to provide, both with respect to the service recipients and the anticipated level of work.

You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

No Conflicts of Interest	You confirm that you have fully disclosed to the Company, to the best of your knowledge, all circumstances under which you, your spouse, your immediate relatives, and other persons who reside in your household have or may have a conflict of interest with the Company. You further agree to fully disclose to the Company any such circumstances that might arise during your employment upon your becoming aware of such circumstances. You agree to comply fully with the Company’s Code of Conduct.

Termination	The Company may terminate your employment or you may resign at any time in accordance with this section.

For Cause	The Company may terminate your employment for “Cause” if you:

(i) commit a material breach of your obligations or agreements under this Agreement, including Exhibit A;

(ii) commit an act of fraud, material dishonesty, or gross negligence with respect to the Company or otherwise act with willful disregard for the Company’s best interests;

(iii) fail or refuse to perform any duties delegated to you that are consistent with the duties of similarly-situated senior executives or are otherwise required under this Agreement;

(iv) seize a corporate opportunity for yourself instead of offering such opportunity to the Company if it is within the scope of the Company’s or its subsidiaries’ or parent’s business; or

(v) are convicted of or plead guilty or no contest to a felony (or to a felony charge reduced to misdemeanor), or, with respect to your employment, to any misdemeanor (other than a traffic violation) or, with respect to your employment, knowingly violate any federal or state securities or tax laws.

Your termination for Cause will be effective immediately upon the Company’s mailing or written transmission of notice of such termination. Before terminating your employment for Cause under clauses (i) - (iv) above, the Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause and, unless the Board reasonably determines you could not correct the situation, give you 30 days after you receive such notice to correct the situation (and thus avoid termination for Cause), unless the Company agrees to extend the time for correction. Before or during the 30 day period, either party may request mediation (under the procedure described in Exhibit C of this Agreement) to resolve any such disputes, and, if so requested, the parties agree to cooperate to arrange a prompt mediation. Any mediation will toll the 30-day cure period for up to the 45 days provided under Mediation. You agree that the Board will have the discretion to determine whether your correction is sufficient, provided that this decision does not foreclose you from invoking the Dispute Resolution provisions of Exhibit C.

Without Cause	Subject to the provisions below under Payments on Termination and Severance, the Company may terminate your employment without Cause.

Disability	If you become “disabled” (as defined below), the Company may terminate your employment. You are “disabled” if you are unable, for more than 90 consecutive days or for 120 days within any six month period, despite whatever reasonable accommodations the law requires, to render services to the Company because of physical or mental disability, incapacity, or illness. You are also disabled if you are found to be disabled within the meaning of the Company’s long-term disability insurance coverage as then in effect (or would be so found if you applied for the coverage or benefits).

Good Reason	Subject to the provisions below under Payments on Termination and Severance, you may resign for “Good Reason” if the Company materially breaches this Agreement (and your actions or omissions did not primarily cause or materially contribute to the breach) or the Board assigns you duties materially inconsistent with, or substantially diminishes, your status or responsibilities as a Chief Executive Officer without your consent, or the Company undergoes a Change in Control as defined above, provided that your notice of resignation because of a Change in Control will not be effective before the 90th day following the closing of the Change in Control, during which period you agree to assist with the transition.

You must give written notice to the Company of your intention to resign for Good Reason within 30 days (extended to six months for a Change in Control) after the occurrence of the event that you assert entitles you to resign for Good Reason, or you will waive your rights as to that reason. The Company agrees that your continuing to work during the initial 30 days (or six months) after a

Good Reason occurs does not mean that you are waiving your rights to resign for Good Reason, so long as you provide notice by the end of that period.

In the notice of Good Reason, you must state the condition that you consider provides you with Good Reason and you must give the Company an opportunity to cure the condition within 30 days after your notice (with the 30 day period shortened to 10 days if the failure relates to a nonpayment of Salary and such nonpayment is not cured within five days after you provide written notice of such nonpayment to the Company). Before or during the latter 30 (or 10, as the case may be) day period, either party may request mediation under Exhibit C to resolve any dispute, and, if so requested, the parties agree to cooperate to arrange a prompt mediation during no more than a 30 day period. If the Company fails to cure the condition, your resignation will be effective on the 45th day (or the 20th day for nonpayment of Salary) after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period) unless mediation is proceeding in good faith, in which case such resignation will become effective 15 days after the end of such mediation, if the condition has not been cured.

You will not be treated as resigning for Good Reason if the Company already had Cause to terminate your employment as of the date of your notice of resignation.

Resignation	You may resign without Good Reason upon 60 days’ prior written notice to the Company (unless the Board has, in writing, previously waived such notice or authorized a shorter notice period). Your notice to the Company of nonextension of the Term will be a resignation.

Death	If you die during the Term, the Term will end as of the date of your death.

Payments on Termination	Upon any termination of your employment under this Agreement, the Company will pay you any unpaid portion of your Salary pro-rated through the last day of the Term (and any annual bonuses already determined by such date but not yet paid unless your employment is terminated with Cause), reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Company’s policies), and provide such other benefits as applicable laws or the terms of the benefits require. If your employment ends as a result of death or disability, any already vested portions of the

Initial Options will continue to be exercisable for one year after such cessation of employment (with no additional vesting and subject to any earlier termination generally applicable to options under the 1998 Plan). Except to the extent the law requires otherwise or as provided in this paragraph, in the Severance paragraph, or in your option agreements, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation.

Severance	In addition to the foregoing payments provided under Payments on Termination, if, before the next scheduled Expiration Date, the Company terminates your employment without Cause or you resign your employment for Good Reason, the Company will pay you severance equal to your Salary, as then in effect, for the longer of (i) the remaining period until the end of the Initial Term or the next Expiration Date for which the deadline for nonextension has passed, as the case may be, or (ii) 12 months, on the same schedule as though you had remained employed during such period, even though you are no longer employed (the “Severance Period”), any Initial Grants and Initial Options you have received will continue to vest and, with respect to the Initial Options, be exercisable through the Severance Period as though your employment ended at the end of the Severance Period, and the Company will pay any premiums for your continued coverage under post-employment health coverage for the shorter of the Severance Period or the period for which you are eligible for and do elect continuation coverage from the Company under COBRA.

You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise, nor must you pay over to the Company amounts earned under subsequent employment; however, you agree to return any Severance payments if you fail to comply with Exhibit A.

You agree that the Company’s payment of Severance is conditioned on your providing a customary release of all claims relating to your employment, compensation, and termination and such other matters as the Company requests on termination.

Expiration	Expiration of this Agreement because the Company provides you with notice of non-renewal (other than for Cause) constitutes termination without Cause and entitles you to Severance, provided that any compensation paid as Salary for the period between date of notice of nonrenewal and the Expiration Date will reduce the Severance. (In other words, because the Agreement requires 90 days’ notice of nonrenewal, notice of nonrenewal will count against the Severance Period, but not in excess of 90 days.)

Assignment	The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to any of its affiliates or subsidiaries or

to any business entity that at any time by merger, consolidation, or otherwise acquires a majority of the Company’s stock or assets or to which the Company transfers a majority of its assets or that acquires a majority of the stock or assets of the division or subsidiary to which you primarily provide services.

Upon such assignment or transfer, any such business entity will be treated as substituted for the Company for all purposes. You agree that such assignment or transfer does not by itself entitle you to Severance. This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Board’s prior written consent, you may not assign or delegate this Agreement or any rights, duties, obligations, or interests under it. You specifically agree that the assignment will, unless the Company provides otherwise, include the restrictive covenants of Exhibit A, including the noncompetition and nonsolicitation provisions.

Severability	If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement (including any provision of Exhibit A) is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver	Neither you nor the Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by you and by another executive officer of the Company duly authorized by the Board. Either party’s waiver of the other party’s compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding	The Company will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and contributions required by law.

Governing Law	The laws of the State of Maryland (other than its conflict of laws provisions) govern this Agreement.

Notices	Notices must be given in writing by personal delivery, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company’s corporate headquarters, with a copy to the Company’s general counsel. The Company will send or deliver any notice given to you at your address as reflected on the Company’s personnel records. You and the Company may change the address for notice by like notice to the other. You and the Company agree that notice is received on the date it is personally delivered, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

Parachute Payments	The Company will make the payments under this Agreement without regard to whether the deductibility of such payments (or any other payments or benefits) would be limited or precluded by Section 280G of the Internal Revenue Code of 1986 (the “Code”) and without regard to whether such payments would subject you to the federal excise tax levied on certain “excess parachute payments” under Section 4999 of the Code; provided, however, that if the Total After-Tax Payments (as defined below) would be increased by the reduction or elimination of any payment and/or other benefit (including the vesting of your options) under this Agreement, then the amounts payable under this Agreement will be reduced or eliminated as follows: (i) first, by reducing or eliminating any cash payments or other benefits (other than the vesting of your options and stock) and (ii) second, by reducing or eliminating the vesting of your options and stock that occurs as a result of such Change of Control (as provided above), to the extent necessary to maximize the Total After-Tax Payments. The Company’s independent, certified public accounting firm will determine whether and to what extent payments or vesting under this Agreement are required to be reduced in accordance with the preceding sentence. If there is an underpayment or overpayment under this Agreement (as determined after the application of this paragraph), the amount of such underpayment or overpayment will be immediately paid to you or refunded by you, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. For purposes of this Agreement, “Total After-Tax Payments” means the total of all “parachute payments” (as that term is defined in Section 280G(b)(2) of the Code) made to or for the benefit of you (whether made under the Agreement or otherwise), after reduction for all applicable federal taxes (including, without limitation, the tax described in Section 4999 of the Code).

Superseding Effect	This Agreement supersedes any prior oral or written employment, severance, or fringe benefit agreements between you and the Company, other than with respect to your eligibility for generally applicable employee benefit plans. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors you choose to help you understand your obligations under this Agreement.

Signatures on Page Following

Manugistics Group, Inc.

By:	/s/ Timothy T. Smith

Name:	Timothy T. Smith

Title:	Senior Vice President and General Counsel

I accept and agree to the terms of employment set forth in this Agreement:

/s/ Joseph L. Cowan

     Joseph L. Cowan

Dated: June 21, 2004

Exhibit A

     You agree to the provisions of this Exhibit A in consideration of your employment by the Company and salary and benefits under this Agreement. You acknowledge that you will perform services for the Company in a position that will allow you access to various trade secrets and confidential information belonging to the Company and its affiliates. You agree that the Company has a legitimate business interest in preserving its confidential information and business secrets from unauthorized disclosure, and in protecting its goodwill. You agree that the terms of this Exhibit A supplement the restrictions to which you are agreeing in the Terms and Conditions and that any references in the Agreement to Exhibit A refers as well to the Terms and Conditions.

While the Company (or its successor or transferee) employs you and to the end of the Restricted Period (as defined below), you agree as follows:

No Competition	You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below). That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph. You further agree not to use, incorporate, or otherwise create any business organization or domain name using, any name confusingly similar to “Manugistics” or any other name under which the Company does business.

If, during the Restricted Period, you are offered and want to accept employment with an existing business or you start or join a new business that engages in activities similar to the Company’s, you will inform the Board in writing of the identity of the business, your proposed duties with an existing business or the proposed business plan of your new business, and the proposed starting date of your employment or that new business. You will also inform any existing business of the terms of this Exhibit A. The Company will analyze the proposed employment or the creation of your new business and make a good faith determination as to whether it would threaten the Company’s legitimate competitive interests. If the Company determines that the proposed employment or the creation of your new business would not pose an unacceptable threat to its interests, the Company will notify you that it does not object to the employment or the creation of your new business. In making this determination, the Company will take into account information from you that your role with respect to a Competing Business will not compete with the business of the Company, as long as acting in such role would not interfere with or in any manner jeopardize the Company’s legitimate interest in protecting its trade secrets and confidential information. After the Company receives your notification, the Company will have 30 days to make a determination, unless the Company and you agree otherwise in writing. If the Company does not make a determination within the preceding sentence’s time period, the Company will be considered to have approved the employment or creation of your new business.

You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

You understand and agree that the rights and obligations set forth in this No Competition Section will continue and will survive through the Restricted Period.

Definitions

Competing Business	Competing Business means any service or product of any person or organization other than the Company and its successors, assigns, or subsidiaries (collectively, the “Company Group”) that competes with any service or product of the Company Group provided by any member of the Company Group during your employment or upon which or with which you have worked for the Company or the Company Group or about which you acquire knowledge while working for the Company or the Company Group. Competing Business includes any demand and supply chain software in the industries served or contemplated to be served by the Company.

Market Area	The Market Area consists of the world. You agree that the Company provides goods and services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates globally.

Restricted Period	For purposes of this Agreement, the Restricted Period begins on the Effective Date and ends on the first anniversary of the date your employment with the Company Group ends for any reason.

No Interference; No Solicitation	During the Restricted Period, you agree that you will not, directly or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally solicit for any actually or potentially competitive purpose any person or entity who is, or was, within the 12 months preceding the end of your employment with the Company, a customer, prospect (with respect to which any member of the Company Group has incurred substantial costs or with which you have been involved), or client of the Company Group within the Market Area, with the 12 month period reduced to six months for prospects with which you have not been involved;

hire away or endeavor to entice away from the Company Group any employee or any other person or entity whom the Company Group engages to perform services or supply products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

hire any person whom the Company Group employs or employed within the 12 months preceding the date as of which you attempt to hire the person.

Secrecy

Preserving Company Confidences	Your employment with the Company under this Agreement will give you access to Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company or Company Group to incur substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or with the Board’s prior written consent), directly or indirectly, use, disclose, or publish, or knowingly or negligently permit others not so authorized to use, disclose, or publish any Confidential

Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company Group.

Preserving Others’ Confidences	You agree not to use in working for the Company Group and not to disclose to the Company Group any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to inform the Company promptly in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

Confidential Information	“Confidential Information” includes, without limitation, any matters protected under the Uniform Trade Secrets Act and any information that the Company or the Company Group has not previously disclosed to the public or to the trade with respect to the Company’s or the Company Group’s present or future business, including its operations, services, products, research, inventions, invention disclosures, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, systems, trade secrets, copyrights, software, source code, object code, patent applications, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company’s or the Company Group’s products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the Company or the Company Group, but excludes any information already properly in the public domain or hereafter acquired from a source other than you in a manner that did not involve a breach of the disclosing party’s obligations, or that you prove through documentation you knew other than through your association with the Company. “Confidential Information” also includes, without limitation, confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company or the Company Group.

Exclusive Property	You confirm that all Confidential Information is and must remain the exclusive property of the Company or the relevant member of the Company Group. Any office equipment (including computers) you receive from the Company Group in the course of your employment and all business records, business papers, and business documents you keep or create, whether on digital media or otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company’s request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment (including computers) and any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the Company’s consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

Copyrights, Discoveries, Inventions, and Patents	You agree that all records (in whatever media), including written works, documents, papers, notebooks, drawings, designs, technical information, source code, object code, processes, methods or other copyrightable or otherwise protected works you conceive, create, author, prepare derivative works from, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group’s facilities, materials, personnel, or Confidential Information in the course of your employment (whether or not during usual working hours), whether conceived, created, authored, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trademark, service mark, trade secret, or other intellectual property rights in all such works. (All references in this section to the Company include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author, inventor, creator, or facilitator (whether solely or jointly) of any such copyrightable works and the right not to have any such works subjected to derogatory treatment. You recognize any such works are “works for hire” for which the Company Group retains all rights, title, and interest to any underlying intellectual property rights, including copyright protections.

You will promptly disclose, and hereby grant, and assign all rights, title, and interest in ownership to the Company (or other member of the Company Group, as specified by the Company) for its or their sole use and benefit any and all intellectual property, including all ideas, processes, inventions (whether patentable or not), invention disclosures, discoveries, improvements, technical information, trademarks, service marks, and copyrightable works (whether patentable or not) that you develop, acquire, conceive, reduce to practice, author, or prepare derivative works from (whether or not during usual working hours) while the Company or the Company Group employs you. You will promptly disclose and hereby grant and assign ownership to the Company of all intellectual property, including utility and design patents, copyrights, and trademarks, or service marks, including any associated registrations, applications, renewals, extensions, continuations, continuations-in-part, requests for continued examination, divisions, or reissues thereof or any foreign equivalents thereof (such intellectual property and related rights being referred to collectively as “Protected Interests”), that may at any time be filed or granted for or upon any such intellectual property. In connection therewith:

You will, without charge but at the Company’s expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any Protected Interests in the Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such Protected Interests, in the prosecution or defense of interferences that may be declared involving any such Protected Interests, and in any litigation in which the Company or the Company Group may be involved relating to any such Protected Interests. The Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the Company Group no longer employs you.

You and the Company agree that Exhibit D lists and briefly describes works, inventions, discoveries, proprietary information, patents and patent applications, and copyrighted or copyrightable works (including contemplated works) that the Company will not contest are owned (or will be owned) by you or any entity to which you have assigned them. You agree that you have no ownership interest in any other such works or related patents or copyrights that relate in any way to the business of the Company or the Company Group.

To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works, or other forms of intellectual property that have been or become incorporated in the work product you create for the Company Group, you agree that the Company (and/or, as the Company specifies, other members of the Company Group) will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license in such intellectual property, including the rights to make, use, sell, offer for sale, and sublicense (through multiple tiers), reproduce, prepare derivative works from, distribute copies of, publicly perform, or publicly display such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

This Copyrights, Discoveries, Inventions and Patents section does not apply to an invention that you developed entirely on your own time without using the Company Group’s (including its predecessors’) equipment, supplies, facility, or trade secret information except for those inventions that (i) relate to the Company Group’s business, or actual or demonstrably anticipated research or development, or (ii) result from any work performed by you for the Company Group.

Maximum Limits	If any of the provisions of Exhibit A are ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; provided, however, that such reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

No Improper Payments	You will neither pay nor knowingly or negligently permit payment of any remuneration to or on behalf of any governmental official other than payments required or permitted by applicable law. You will comply fully with the Foreign Corrupt Practices Act of 1977, as amended. You will not, directly or indirectly, make or knowingly or negligently permit any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person or entity, private or public, regardless of what form, whether in money, property, or services to obtain favorable treatment for business secured,

to pay for favorable treatment for business secured,

to obtain special concessions or for special concessions already obtained, or in violation of any legal requirement, or

establish or maintain any fund or asset related to the Company that is not recorded in the Company’s books and records, or take any action that would violate (or would be part of a series of actions that would violate) any U.S. law relating to international trade or commerce, including those laws relating to trading with the enemy, export control, and boycotts of Israel or Israeli products.

Injunctive Relief	Without limiting the remedies available to the Company, you acknowledge that a breach of any of the covenants in this Exhibit A will result in material irreparable injury to the Company and

Company Group for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely.

You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group may be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A. The Company or any member of the Company Group will, in addition to the remedies provided in this Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this Agreement. Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company’s or the Company Group’s recovery of monetary damages and compensation. You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in this Exhibit A.

Exhibit B

Change in Control

     A Change in Control for this purpose means the occurrence of any one or more of the following events:

(i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together;

(ii) complete or substantially complete dissolution or liquidation of the Company;

(iii) a person, entity, or group acquires or attains ownership of more than 50% of the undiluted total voting power of the Company’s then-outstanding securities eligible to vote to elect members of the Board (“Company Voting Securities”);

(iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, retain control because they hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;

(v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or

(vi) during any two year period, the individuals who constitute the Board at the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

     The Board or the Compensation Committee will have the same authority to determine the existence of a Change in Control under this definition as it has under the 1998 Plan. In addition, if the 1998 Plan would cause a grant of options or stock to terminate or be converted under its terms and under the authority of the Board or the Compensation Committee, the 1998 Plan will control.

Exhibit C

Dispute Resolution

Mediation	If either party has a dispute or claim relating to this Agreement or their relationship and except as set forth in Alternatives, the parties must first seek to mediate the same before an impartial mediator the parties mutually designate, and the parties must equally share the expenses of such proceeding up to, for you, a maximum of $100 (other than the Company’s and your respective attorneys’ fees, which are each party’s obligation). Subject to the mediator’s schedule, the mediation must occur within 45 days of either party’s written demand. However, in an appropriate circumstance, a party may seek emergency equitable relief from a court of competent jurisdiction notwithstanding this obligation to mediate. The mediation will be in the Washington, D.C. metropolitan area.

Binding Arbitration	If the mediation reaches no solution or the parties agree to forgo mediation, the parties will promptly submit their disputes to binding arbitration before one or more arbitrators (collectively or singly, the “Arbitrator”) the parties agree to select (or whom, absent agreement, a court of competent jurisdiction selects). The arbitration must follow applicable law related to arbitration proceedings and, where appropriate, the Commercial Arbitration Rules of the American Arbitration Association. The arbitration will be in the Washington, D.C. metropolitan area.

Arbitration Principles	All statutes of limitations and substantive laws applicable to a court proceeding will apply to this proceeding. The Arbitrator will have the power to grant relief in equity as well as at law, to issue subpoenas duces tecum, to question witnesses, to consider affidavits (provided there is a fair opportunity to rebut the affidavits), to require briefs and written summaries of the material evidence, and to relax the rules of evidence and procedure, provided that the Arbitrator must not admit evidence it does not consider reliable. The Arbitrator will not have the authority to add to, detract from, or modify any provision of this Agreement. The parties agree (and the Arbitrator must agree) that all proceedings and decisions of the Arbitrator will be maintained in confidence, to the extent legally permissible, and not be made public by any party or the Arbitrator without the prior written consent of all parties to the arbitration, except as the law may otherwise require.

Discovery; Evidence; Presumptions	The parties have selected arbitration to expedite the resolution of disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures. The

Arbitrator may permit reasonable discovery rights in preparation for the arbitration, provided that it should accelerate the scheduling of and responses to such discovery so as not to unreasonably delay the arbitration. Exhibits must be marked and left with the Arbitrator until it has rendered a decision. Either party may elect, at its expense, to record the proceedings by audiotape or stenographic recorder (but not by video). The Arbitrator may conclude that the applicable law of any foreign jurisdiction would be identical to that of Maryland on the pertinent issue(s), absent a party’s providing the Arbitrator with relevant authorities (and copying the opposing party) at least five business days before the arbitration hearing.

Nature of Award	The Arbitrator must render its award, to the extent feasible, within 30 days after the close of the hearing. The award must set forth the material findings of fact and legal conclusions supporting the award. The parties agree that it will be final, binding, and enforceable by any court of competent jurisdiction. Where necessary or appropriate to effectuate relief, the Arbitrator may issue equitable orders as part of or ancillary to the award. The Arbitrator must equitably allocate the costs and fees of the proceeding and may consider in doing so the relative fault of the parties. The Arbitrator may award reasonable attorneys’ fees to the prevailing party to the extent a court could have made such an award.

Appeal	The parties may appeal the award based on the grounds allowed by statute, as well as upon the ground that the award misapplies the law to the facts, provided that such appeal is filed within the applicable time limits law allows. If the award is appealed, the court may consider the ruling, evidence submitted during the arbitration, briefs, and arguments but must not try the case de novo. The parties will bear the costs and fees associated with the appeal in accordance with the arbitration award or, in the event of a successful appeal, in accordance with the court’s final judgment.

Alternatives	This Dispute Resolution provision does not preclude a party from seeking equitable relief from a court (i) to prevent imminent or irreparable injury or (ii) pending arbitration, to preserve the last peaceable status quo, nor does it preclude the parties from agreeing to a less expensive and faster means of dispute resolution. You specifically agree that it does not prevent the Company from immediately seeking in court an injunction or other remedy with respect to Exhibit A.

Exhibit D

Prior Works, Inventions, Discoveries, Etc.

None